UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2015

Innophos Holdings, Inc.
(Exact name of Registrant as specified in its their Charter)

Delaware (States or other jurisdictions of incorporation)	001-33124 (Commission File Numbers)	20-1380758 (IRS Employer Identification Nos.)

259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of Principal Executive Office, including Zip Code)

(609) 495-2495
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting of Stockholders of Innophos Holdings, Inc. held on May 22, 2015, the Registrant’s stockholders voted on the five proposals disclosed in the Registrant’s 2015 Proxy Statement dated April 23, 2015: (i) Proposal 1 – Election of seven members of the Board of Directors for terms extending until the next Annual Meeting; (ii) Proposal 2 – Ratification of Selection of an Independent Registered Public Accounting Firm for 2015; (iii) Proposal 3 – Advisory Vote on Approval of Executive Compensation; (iv) Proposal 4 – Re-Approval of the Material Terms of the Performance Goals of the Executive, Management and Sales Incentive Plan, as amended; and (v) Proposal 5 – Re-Approval of the Material Terms of the Performance Goals of the Innophos, Inc. 2009 Long Term Incentive Plan.

The final results of the voting were as follows:

Proposal 1 –     Election of Board Members

Director Nominee	For	Withheld	Broker Non-Vote
Gary Cappeline	18,382,653	821,180	887,815
Amado Cavazos	18,421,825	782,008	887,815
Randolph Gress	17,353,183	1,850,650	887,815
Linda Myrick	18,377,135	826,698	887,815
Karen Osar	18,459,298	744,535	887,815
John Steitz	18,375,448	828,385	887,815
James Zallie	18,290,087	913,746	887,815

Proposal 2 –     Ratification of the Selection of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Vote
19,363,545	705,492	22,611	0

Proposal 3 –     Advisory Vote on Approval of Executive Compensation

For	Against	Abstain	Broker Non-Vote
18,051,656	1,137,922	14,255	887,815

Proposal 4 –	Re-Approval of the Material Terms of the Performance Goals of the Executive, Management and Sales Incentive Plan, as amended

For	Against	Abstain	Broker Non-Vote
18,273,867	917,651	12,315	887,815

Proposal 5 –	Re-Approval of the Material Terms of the Performance Goals of the Innophos, Inc. 2009 Long Term Incentive Plan

For	Against	Abstain	Broker Non-Vote
18,182,671	1,008,358	12,804	887,815

A complete copy of the Executive, Management and Sales Incentive Plan of Innophos, Inc., as amended, is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed with this report:

(d) Exhibit No.	Description

99.1	Innophos, Inc. 2015 Executive, Management and Sales Incentive Plan

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

By: /s/ William Farran
Name: William Farran Title: Vice President and General Counsel

Dated: May 27, 2015